Exhibit 5

FOLEY & LARDNER LLP ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com

December 11, 2018

Quad/Graphics, Inc.

N61 W23044 Harry’s Way

Sussex, Wisconsin 53089-3995

Ladies and Gentlemen:

We have acted as counsel for Quad/Graphics, Inc., a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”), including the joint proxy statement/prospectus constituting a part thereof (the “Joint Proxy Statement/Prospectus”), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement and the Joint Proxy Statement/Prospectus relate to, among other things, the proposed issuance of up to 21,677,315 shares of class A common stock, par value $0.025 per share (the “Class A Common Stock”), of the Company as contemplated by that certain Agreement and Plan of Merger, dated as of October 30, 2018 (the “Merger Agreement”), among the Company, QLC Merger Sub, Inc. (“Merger Sub”) and LSC Communications, Inc. (“LSC”).

In connection with our representation, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Joint Proxy Statement/Prospectus; (ii) the Amended and Restated Articles of Incorporation of the Company, as amended to date and currently in effect; (iii) the Amended Bylaws of the Company, as amended to date and currently in effect; (iv) the Merger Agreement; and (v) resolutions of the Board of Directors of the Company relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Class A Common Stock and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

Quad/Graphics. Inc.

December 11, 2018

which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Company is a validly existing corporation under the laws of the State of Wisconsin.

2.

When the Registration Statement becomes effective under the Securities Act and the merger of Merger Sub with and into LSC is consummated in accordance with the Merger Agreement, the shares of Class A Common Stock will be validly issued, fully paid and nonassessable.

Jay O. Rothman, a partner in the firm of Foley & Lardner LLP, is a director of the Company.

We are qualified to practice law in the State of Wisconsin. We express no opinion as to the laws of any jurisdiction other than the State of Wisconsin and the Federal laws of the United States.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Joint Proxy Statement/Prospectus forming a part thereof. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ FOLEY & LARDNER LLP